Following is information about the computation of the earnings per share (EPS) data for the quarter ended June 30, 1999 and 1998:

                                             For the Quarter Ended June 30, 1999
                                             -----------------------------------
                                                Income       Shares    Per-Share
                                             (Numerator) (Denominator)   Amount
                                             -----------------------------------
Basic EPS
Income available to common stockholders ...   $(186,528)   4,610,717     $(0.04)
                                                                         =======

Effect of Diluted Securities - None


Diluted EPS
Income available to common stockholders
    plus assumed conversions ..............   $(186,528)   4,610,717     $(0.04)
                                              ==================================

                                             For the Quarter Ended June 30, 1998
                                             -----------------------------------
                                                Income       Shares    Per-Share
                                             (Numerator) (Denominator)   Amount
                                             -----------------------------------

Basic EPS
Income available to common stockholders ..    $ 272,089    4,610,592      $0.06
                                                                          ======

Effect of Diluted Securities

Employee stock options ...................         --         64,150

                                              ----------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions .............    $ 272,089    4,674,742      $0.06
                                              =================================

Following is information about the computation of the earnings per share (EPS) data for the first 6 months ended June 30, 1999 and 1998:

                                                     For the Six Months
                                                     Ended June 30, 1999
                                             -----------------------------------
                                                Income       Shares    Per-Share
                                             (Numerator) (Denominator)   Amount
                                             -----------------------------------

Basic EPS
Income available to common stockholders ..    $  29,390    4,610,717     $ 0.01
                                                                         ======

Effect of Diluted Securities  - None
                                              ----------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions .............    $  29,390    4,610,717     $ 0.01
                                              =================================

                                                     For the Six Months
                                                     Ended June 30, 1998
                                             -----------------------------------
                                                Income       Shares    Per-Share
                                             (Numerator) (Denominator)   Amount
                                             -----------------------------------

Basic EPS
Income available to common stockholders ..    $ 446,457    4,610,520     $ 0.10
                                                                         ======

Effect of Diluted Securities

Employee stock options ...................                    36,373
                                              ----------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions .............    $ 446,457    4,646,893     $ 0.10
                                              ==================================